UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

April 1, 2013 (March 29, 2013)

Date of Report (date of earliest event reported)

NEUROGESX, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-33438	94-3307935
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

999 Baker Street, Suite 200, San Mateo, California 94404

(Address of principal executive offices)

(650) 358-3300

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On March 29, 2013, NeurogesX, Inc. (the “Company”) entered into a Third Amendment to Warrant Agreement with Hercules Technology Growth Capital, Inc. (the “Amendment”), which amends the terms of the Warrant Agreement, originally dated August 5, 2011, as amended on March 26, 2012 and November 12, 2012 (the “Warrant”), to delete Section 9(h) of the Warrant and thereby remove the Company’s obligation to remain a reporting entity under the Securities Exchange Act of 1934, as amended, and to maintain the listing or quotation of its shares of common stock on the Nasdaq Global Market, Nasdaq Capital Market, OTCBB, OTCQB or OTCQX. The Amendment was entered into pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, and by Regulation D promulgated thereunder.

Item 1.02. Termination of a Material Definitive Agreement

On March 29, 2013, NeurogesX, Inc. (the “Company”) terminated the Registration Rights Agreement, dated as of July 21, 2011 (the “RRA”), by and among the Company and the purchasers (the “Purchasers”) of shares of common stock and warrants to purchase common stock (collectively, “Purchased Securities”) pursuant to that certain Securities Purchase Agreement, dated as of July 21, 2011. The termination of the RRA (and waiver of all rights and obligations of the parties under the RRA) was effective as of March 15, 2013 and was executed by the Company and the Purchasers holding a sufficient number of Purchased Securities to effect such termination and waiver.

Item 3.02. Unregistered Sales of Equity Securities

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUROGESX, INC.

By:	/s/ Stephen F. Ghiglieri
Stephen F. Ghiglieri
Executive Vice President, Chief Operating Officer
and Chief Financial Officer

Date: April 1, 2013

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